                                                                   EXHIBIT 23(a)






CONSENT OF INDEPENDENT AUDITORS




GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of General Motors Corporation of the following:

     - our report dated January 20, 2000 (March 7, 2000 as to Note 27) appearing on page II-24 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31,1999;
     - our report dated January 19, 2000 (March 1, 2000 as to Note 21) appearing on page IV-31 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1999.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
August 31, 2000



                                     II-36